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                                                                     EXHIBIT 5.1

                        [COOLEY GODWARD LLP LETTERHAED]




June 27, 2001


Epimmune Inc.
5820 Nancy Ridge Drive
San Diego, CA 92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by EPIMMUNE INC., a Delaware corporation (the "Company"), of a Form S-8 Registration Statement (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 300,000 shares of the Company's Common Stock (the "Shares") for issuance pursuant to its 2001 Employee Stock Purchase Plan (the "Plan").

In connection with this opinion, we have examined the Registration Statement, the Plan, the Company's Certificate of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed: the genuineness and authenticity of all documents submitted to us as originals and of all signatures on such original documents; the conformity to originals of all documents submitted to us as copies thereof; the accuracy, completeness and authenticity of certificates of public officials; and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and the Plan, will be validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware and is intended solely for your benefit and is not to be made available to or to be relied upon by another person, firm or entity without prior written consent.




Very truly yours,

COOLEY GODWARD LLP


By: /s/ L. Kay Chandler
    -------------------------
     L. Kay Chandler